Apollo Group, Inc.
News Release

APOLLO GROUP, INC. UPDATES STATUS OF STOCK OPTION GRANTS

Phoenix, Arizona, June 19, 2006 — Apollo Group, Inc. (Nasdaq:APOL) announced that the Company today received a subpoena from the United States Attorney for the Southern District of New York relating to stock option grants. The Company intends to cooperate fully in this matter.

As previously announced, Apollo’s Board of Directors has hired an outside firm to review and confirm the Company’s initial conclusions that the Company acted appropriately regarding its stock option practices. This review is on-going.

Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 97 campuses and 159 learning centers in 39 states, Puerto Rico, Alberta, British Columbia, Netherlands, and Mexico.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

Company Contact:
Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact:
Janess Pasinski ~Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess.pasinski@apollogrp.edu
Press Contact:
Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu